IMPORTANT NOTICE
CONCERNING THE NEWPORT FEDERAL SAVINGS BANK 401(k) PLAN
AND YOUR ABILITY TO TRADE SHARES
OF SI FINANCIAL GROUP, INC.’S SECURITIES

March 24, 2014

This notice is being sent to all executive officers and directors of SI Financial Group, Inc. in accordance with Section 306(a) of the Sarbanes-Oxley Act of 2002 and Rule 104 of Securities and Exchange Regulation BTR.

In connection with the swap of the SSgA S&P 500 Growth & Value Fund to the Russell 1000 Growth and Value Funds, the participants of the Newport Federal Savings Bank Employees’ Savings & Profit Sharing Plan and Trust will temporarily be unable to direct or diversify the assets held in their plan accounts, including shares of SI Financial Group, Inc. common stock.  This period, during which participants will be unable to exercise these rights otherwise available under the plan, is called a “blackout period.”

During this blackout period, you may not directly or indirectly purchase, sell, or otherwise acquire or transfer any equity security of SI Financial Group, Inc. acquired in connection with your service or employment as a director or executive officer of SI Financial Group, Inc.  Although you are permitted to engage in transactions involving equity securities that were not acquired in connection with your services as a director or executive officer, there is a presumption that any such transactions are prohibited unless you can identify the source of the shares and show that you used the same identification for all related purposes, such as tax reporting and disclosure requirements.

The blackout period will begin on April 28, 2014 and end during the week ending May 5, 2014.

In addition to this Sarbanes-Oxley blackout, please remember that SI Financial Group, Inc. observes regularly scheduled blackout periods that restrict your ability to trade in SI Financial Group, Inc. stock.

If you have any questions concerning this notice please contact:

Laurie Gervais
SI Financial Group, Inc.
803 Main Street
Willimantic, Connecticut 06226
(860) 456-6569